1219 Banner Mine Road, Lordsburg, NM 88045 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD ANNOUNCES THE STAKING OF CLAIMS SPANNING NINE SQUARE MILES
IMMEDIATELY ADJACENT TO ITS PATENTED LORDSBURG MINING DISTRICT CLAIMS,
APPOINTMENTS JAMES BAUGHMAN AS SENIOR VICE PRESIDENT & CHIEF GEOLOGIST,
UNVEILS ITS LORDSBURG COPPER STRATEGY AND
SCHEDULES A SHAREHOLDER CONFERENCE CALL

LORDSBURG, New Mexico – January 5, 2015 – Santa Fe Gold Corporation (OTCBB: SFEG) is pleased to announce that it staked and filed mineral claims covering an approximate nine square mile area immediately adjacent to its patented claims position covering most of the historic Lordsburg Mining District. Santa Fe’s land position at Lordsburg now totals approximately 13 square miles. Also, the Company unveiled its porphyry and high-grade vein copper strategy and announced the appointment of James Baughman as its Senior Vice President & Chief Geologist.

ABOUT THE LORDSBURG MINING DISTRICT AND SANTA FE’S COPPER STRATEGY

The Lordsburg Mining District has a long history of mineral production. Although no assurances can be given that Santa Fe’s copper strategy will be successful or result in a copper resource or reserve, Santa Fe believes that The Lordsburg Mining District could potentially host a world-class porphyry copper deposit, which could meet grade and volume matrix of the leading copper producers, for reasons including:

•	The Lordsburg Mining District is located in the middle of the Santa Rita lineament, between the porphyry copper deposits at Tyrone-Chino and Bisbee-Cananea;
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Spanning over a century, the combined historic production from the historic Lordsburg district is estimated to approximate 4.0 million tonnes from polymetallic veins with estimated average hypogene grades of 2.8% Cu, 0.11 opt Au and 1.23 opt Ag. Santa Fe believes that this robust polymetallic vein system is suggestive of the presence of a substantial porphyry system at depth;

•	The mineralization in the three deepest mines was open ended down dip with 4%+ copper, with copper grades increasing at depth;
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Santa Fe believes that evidence of favorable metal zoning suggestive of a deep porphyry copper-gold system could be spatially related, coexist with, and underlie the copper dominant veins systems within the copper-gold-molybdenum-silver central zoning area in the Lordsburg Mining District;

•

The Lordsburg Mining District is spatially related to an intrusive set of rocks, the oldest of which is a granodiorite. The Lordsburg District granodiorite is Larimide in age with radiometric age dates contemporaneous with comparable intrusive rocks at Santa Rita, Tyrone and Cananea;

•

A 960' exploration hole drilled in the late 1970s from the 2,000’ level of the Bonney mine intersected an extensive quantity of diorite and revealed veinlets near the bottom of the hole with chalcopyrite and tourmaline. Historic drill logs show that one of those veinlets contained feldspar-quartz-epidote-molybdenite;

•	Entre Gold has publicly announced the first time discovery of low-grade porphyry-style mineralization in the Lordsburg region of New Mexico; and
•	Interest in the district by leading copper exploration and production companies.

Jakes Jordaan, Santa Fe’s President & CEO commented: “We are excited to have a geologist with Jim’s extensive porphyry copper experience joining the Santa Fe team. Our plan is to aggressively move our copper project forward. Our initial step was to organize, digitize and analyze decades of historic mine data, expand our land position to the immediate south of the Misers’ Chest mine, which has historically been the primary copper producer in the district with high grade copper veins open at strike and depth. We have commenced initial discussions and/or site visits with leading copper producers and strategic investors. As a ‘next step,’ we intend to conduct magnetotelluric (MT) geophysical modeling on two deep porphyry copper targets. Although no assurances can be given that our efforts will be successful, we anticipate participation of a strategic partner in this process.” Mr. Jordaan concluded, “it is important to note that, in parallel with executing our copper strategy, we are pursuing, as a matter of priority, our strategy to re-start the Summit mine and bring our Lordsburg mill back into production.”

ABOUT JAMES BAUCHMAN

Mr. Baughman has over 30 years of porphyry copper experience exploring for and drilling copper properties from Alaska to Chile for Rio Tinto, MK Gold & various US and Canadian juniors. Mr. Baughman modeled geology at Bingham Canyon for Kennecott Utah Copper. Mr. Baughman was COO for WestMountain Gold, Inc. from May, 2010 until January 2014 and CEO of US Uranium Corp from 2006 to 2010. Mr. Baughman has provided technical services and project management for a number of major and junior mining companies throughout the Western Hemisphere. Mr. Baughman received a Bachelor of Science degree in Geology from the University of Wyoming, Laramie, Wyoming, is a Registered Professional Member of the Society of Mining & Exploration (SME) and enjoys “competent/qualified person” status in Canada and Australia.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; and (iii) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

SHAREHOLDER CONFERENCE CALL

A conference call, to provide a management update and discuss this strategy with shareholders, has been scheduled for Wednesday January 7, 2015 at 9.00 am Mountain time (11.00 pm EST). Please see dialing instructions below.

Conference Call Numbers:

USA Toll Free Dial In: 888-267-2860

Outside USA call: +1 973-413-6102

CONFERENCE ENTRY CODE: 62544

FORWARD-LOOKING AND CAUTIONARY STATEMENTS – SAFE HARBOR

This Press Release has been prepared by Santa Fe Gold Corporation (“Santa Fe” or the “Company”). This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or information, there may be other factors that cause results to be materially different from those anticipated, described, estimated, assessed or intended. There can be no assurance that any forward-looking statements or information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements or information. Accordingly, readers should not place undue reliance on forward-looking statements or information. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company and its operations to be materially different from those expressed or implied by such statements. Such factors include, among others, statements with respect to the exploration strategy and plans; the estimation of mineral resources; the realization of mineral resource estimates; anticipated future production; the potential exploration of a porphyry copper deposit; the potential size of a mineralized zone of a porphyry copper deposit; potential expansion of mineralization; potential discovery of new mineralized zones; potential metallurgical recoveries and grades; plans for future exploration and/or development programs and budgets; corporate strategies; strategic transactions; requirements for additional capital; uses of funds; and factors supportive of a world class porphyry copper deposit; and future financial performance. While the Company has based these forward-looking statements on its expectations about future events as at the date that such statements were prepared, the statements are not a guarantee of the Company’s future performance and are subject to risks, uncertainties, assumptions and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements and information. These risks and uncertainties and other factors include, but are not limited to, those set forth under Item 1A. “Risk Factors” in our Annual Report on Form 10-K, which was filed with the SEC on October 22, 2014 and is available at http://www.sec.gov. Readers are cautioned to carefully review all Risk Factors. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by these risk factors and cautionary statements.

CONTACT:

Santa Fe Gold Corp
Jakes Jordaan, President and Chief Executive Officer
(505) 255-4852